NEWS RELEASE

Contact:	Edward Nebb
Comm-Counsellors, LLC
(212) 367-6848

FOR IMMEDIATE RELEASE

PARTY CITY CORPORATION EXECUTIVES TO PRESENT
AT C.L. KING & ASSOCIATES CONFERENCE ON SEPTEMBER 21, 2004

     Rockaway, New Jersey, September 16, 2004 – Party City Corporation (Nasdaq: PCTY), America’s largest party goods chain, today announced that Chief Executive Officer Nancy Pedot and other members of management will be speaking at the C.L. King & Associates “Best Ideas Conference”, which will be held on Tuesday, September 21, 2004, in New York City. The Party City presentation will begin at approximately 2:05 p.m. Eastern Time.

     A webcast of the Party City presentation will be accessible upon the conclusion of management’s remarks, at approximately 2:45 p.m. Eastern Time on Tuesday, September 21, 2004, at http://www.wsw.com/webcast/clk/pcty, or on the Company’s website, http://www.partycity.com. The webcast will be available until the close of business on Wednesday, September 29, 2004.

     Party City Corporation is America’s largest party goods chain. Party City currently operates 249 Company-owned stores and has 258 franchise stores in the United States and Puerto Rico. To learn more about Party City, visit the Company’s website at http://www.partycity.com.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the party goods industry in general and in the Company’s specific market areas, inflation, changes in costs of goods and services and economic conditions in general. Those and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission.

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